Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Semitool, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Raymon F. Thompson, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to my knowledge:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Semitool, Inc. and will be retained by Semitool, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Dated:  February 12, 2004     By: /s/Raymon F. Thompson
                                 -----------------------------------------------
                                 Raymon F. Thompson
                                 Chairman, President and Chief Executive Officer